UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2007
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M-WAVE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	33-45449	No. 36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

11533 Franklin Avenue, 2nd Floor
Franklin Park, Illinois 60131
 (Address of principal executive offices including Zip Code)

(630) 562-5550
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

M-Wave, Inc. (the “Company”) has filed its Form 10-QSB for the quarter ended September 30, 2007. Based on those results, the Company received a NASDAQ Staff Deficiency Letter on November 15, 2007 indicating that the Company fails to comply with the Stockholders’ Equity, Market Value of Publicly Held Shares and Net Income from Continuing Operations requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholder's equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company’s common stock is thus subject to delisting. The Company intends to make a written submission to the NASDAQ staff of its plan to achieve and sustain compliance with all of The NASDAQ Capital Market listing requirements, including the time frame for completion of such plan, on or prior to November 30, 2007.  If the submission is rejected, the Company may appeal the staff’s decision to the NASDAQ Listing Qualification Panel.

Item 8.01 – Other Items.

On November 20, 2007, the Company issued a press release in connection with the Asset Purchase Agreement. A copy of such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of M-Wave, Inc. dated November 20, 2007*
 *    Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-WAVE, INC.

Date: November 20, 2007	By:	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

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